Exhibit 99.1

Skullcandy Announces End of Go-Shop Period and the Receipt of an Acquisition Proposal

Park City, Utah, July 25, 2016 – Skullcandy, Inc. (NASDAQ:SKUL), which creates world-class audio experiences through its Skullcandy® and Astro Gaming® brands, announced today the expiration of the “go-shop” period pursuant to the terms of the previously announced definitive merger agreement (the “Merger Agreement”) pursuant to which Skullcandy has agreed to be acquired by a direct wholly-owned subsidiary of Incipio, LLC (“Incipio”). Under the terms of the Merger Agreement, Skullcandy and its representatives were permitted to initiate, solicit, facilitate and encourage inquiries from and engage in discussions with third parties relating to alternative acquisition proposals until 11:59 p.m. (Eastern Time) on July 23, 2016 (the “Go-Shop Period”).

On June 24, 2016, Mill Road Capital Management LLC (“Mill Road”) delivered an unsolicited written proposal to Skullcandy offering to acquire Skullcandy for $6.05 per share in cash, subject to numerous conditions and further negotiations. Thereafter, Mill Road entered into a confidentiality agreement with Skullcandy.

During the Go-Shop Period, Skullcandy’s representatives engaged in an active solicitation of 98 third parties, which resulted in six additional parties entering into confidentiality agreements with Skullcandy. Skullcandy and its representatives engaged in discussions with each of the seven parties that signed a confidentiality agreement and certain parties that had expressed interest in a potential transaction with Skullcandy prior to signing the Merger Agreement. Six of these parties performed due diligence on Skullcandy and several of them attended management presentations, telephonic meetings and follow-up conversations by telephone with Skullcandy and its representatives.

Starting at 12:00 a.m. (Eastern Time) on July 24, 2016, Skullcandy became subject to customary “no shop” provisions that limit its ability to solicit alternative acquisition proposals from third parties or to provide confidential information to third parties, unless the Board of Directors of Skullcandy (the “Skullcandy Board”) determines that its fiduciary duties require it to do so. Prior to such time, each of the potential bidders that had signed confidentiality agreements, other than Mill Road, informed Skullcandy that it would not be submitting an acquisition proposal to Skullcandy.

On July 24, 2016, Skullcandy received an unsolicited acquisition proposal from Mill Road for $6.05 per share in cash that the Strategic Transactions Committee of the Skullcandy Board determined was reasonably likely to lead to a proposal superior to the terms of the Merger Agreement. Skullcandy therefore intends to negotiate with Mill Road in accordance with the terms of the Merger Agreement to determine whether such negotiations will lead to a superior proposal.

Subject to the terms of the Merger Agreement, Skullcandy has the right to terminate the Merger Agreement in order to accept a superior proposal. There can be no assurance that the proposal Skullcandy received from Mill Road will in fact lead ultimately to a superior proposal. The Skullcandy Board has not changed its recommendation that Skullcandy stockholders tender their shares to Parent pursuant to the transaction with Incipio, nor has it made any recommendation with respect to the Mill Road proposal.

About Skullcandy, Inc.

Skullcandy, Inc. creates world-class audio experiences through its Skullcandy® and Astro Gaming® brands. Founded at the intersection of music, sports, technology and creative culture, Skullcandy brand creates world-class audio and gaming products for the risk takers, innovators, and pioneers who inspire us all to live life at full volume. From new innovations in the science of sound and human potential, to collaborations with up-and-coming musicians and athletes, Skullcandy lives by its mission to inspire life at full volume through forward-thinking technologies and ideas, and leading edge design and materialization. Astro Gaming creates premium video gaming equipment for professional gamers, leagues, and gaming enthusiasts. Astro Gaming was founded in the pits of competitive gaming and has become synonymous with pinnacle gaming experiences. Skullcandy and Astro Gaming products are sold and distributed through a variety of channels around the world from Skullcandy’s global locations in Park City, San Francisco, Tokyo, Zurich, Mexico City, and Shanghai, as well as through partners in some of the most important culture, sports, and gaming hubs in the world. The Skullcandy brand website can be found at http://www.skullcandy.com. The Astro Gaming website can be found at http://www.astrogaming.com.

Cautions regarding Forward-Looking Statements

The statements included in this press release that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements and are based on Skullcandy’s current beliefs and expectations. These forward-looking statements include, but are not limited to, statements related to the consummation of the tender offer and the merger as well as any benefits of the acquisition by Incipio of Skullcandy. These forward-looking statements are based on information available to us as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include, but are not limited to: the risk that one or more closing conditions to the transaction may not be satisfied or waived, on a timely basis or otherwise; the unsuccessful completion of the tender offer; the risk that the transaction does not close when anticipated, or at all, including the risk that the requisite regulatory approvals may not be obtained; matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction; there may be a material adverse change of Skullcandy or its business may suffer as a result of uncertainty surrounding the transaction; the transaction may involve unexpected costs, liabilities or delays; the adverse impact of competitive product announcements; revenues and operating performance; changes in overall economic conditions and markets, including the current credit markets; changes in demand for our products; changes in inventories at customers and distributors; technological and product development risks; availability of raw materials; competitors’ actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; control of costs and expenses; significant litigation, including with respect to intellectual property matters; risks associated with acquisitions and dispositions; risks associated with international operations including foreign employment and labor matters associated with unions and collective bargaining agreements; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; changes in generally accepted accounting principles; risks related to new legal requirements; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; and risks involving environmental or other governmental regulation.

Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in Skullcandy’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of Skullcandy’s filings with the Securities and Exchange Commission. These forward-looking statements are as of the date hereof and should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made. For additional information, visit Skullcandy’s corporate website, www.skullcandy.com, or for official filings visit the Securities and Exchange Commission (“SEC”) website, www.sec.gov.

Notice to Investors

This news release and the description contained herein is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of Skullcandy. Incipio and its wholly-owned subsidiary, Powder Merger Sub, Inc. (“Purchaser”), have filed with the SEC a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer, and Skullcandy has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Skullcandy, Purchaser and Incipio mailed these documents to the stockholders of Skullcandy. THESE DOCUMENTS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER AND SKULLCANDY STOCKHOLDERS ARE URGED TO READ THEM CAREFULLY. Stockholders of Skullcandy may obtain a free copy of these documents and other documents filed by Skullcandy, Incipio or Purchaser with the SEC at the website maintained by the SEC at www.sec.gov. In addition, stockholders of Skullcandy may obtain a free copy of these documents by contacting Innisfree M&A Incorporated, the information agent for the tender offer, toll-free at (888) 750-5834.

Contact for Investors:

ICR

Brendon Frey

203-682-8200

Brendon.Frey@icrinc.com

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